UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018 (January 29, 2018)

MTECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38368	82-2932611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10124 Foxhurst Court Orlando, Florida	32836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 345-8332

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the initial public offering (“IPO”) and the sale of the Public Units (defined below), MTech Acquisition Corp., a Delaware corporation (the “Company”), consummated the private placement (“Private Placement”) of 225,000 units (“Placement Units”) at a price of $10.00 per Placement Unit, generating total proceeds of $2,250,000. The Placement Units, which were purchased by MTech Sponsor LLC (the “Sponsor”), are substantially similar to the Public Units, except that if held by the Sponsor or its permitted transferees, the warrants underlying the Placement Units (the “Placement Warrants”) (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) are, subject to certain limited exceptions, subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2018, in connection with its IPO, the Company filed its Amended and Restated Certificate of Incorporation with Secretary of State of the State of Delaware, effective the same day. The terms of the Amended and Restated Certificate of Incorporation are set forth in the Company’s registration statement on Form S-1 (File No. 333- 221957) (the “Registration Statement”) for its IPO and are incorporated herein by reference. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

On January 29, 2018, the Registration Statement was declared effective by the Securities and Exchange Commission. In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated January 29, 2018, between the Company and EarlyBirdCapital, Inc. as representative of the several underwriters;

●	An Investment Management Trust Agreement, dated January 29, 2018, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated January 29, 2018, between the Company and Continental Stock Transfer & Trust Company;

●	A Stock Escrow Agreement, dated January 29, 2018, between the Company, MTech Sponsor LLC and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated January 29, 2018, between the Company and MTech Sponsor LLC;

●	Letter Agreements by and between the Company and its officers and directors;

●	Letter Agreement by and between the Company and MTech Sponsor LLC;

●	An Administrative Services Agreement, dated January 29, 2018, between the Company and MTech Sponsor LLC; and

●	A Business Combination Marketing Agreement, dated January 29, 2018, between the Company and EarlyBirdCapital, Inc.

On February 1, 2018, the Company consummated its IPO of 5,000,000 units (“Public Units”). Each Public Unit consists of one share of Class A common stock, $0.0001 par value per share (“Class A Common Stock”) and one warrant (“Public Warrant”), each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share. The Public Units were sold at an offering price of $10.00 per Public Unit, generating gross proceeds of $50,000,000. The Company has granted EarlyBirdCapital, Inc., the representative of the several underwriters in the IPO, a 45-day option to purchase up to 750,000 additional Public Units to cover over-allotments, if any.

A total of $50,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes and interest to pay up to $15,000 of dissolution expenses, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Class A Common Stock issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 18 months from the closing of the IPO.

Copies of the press releases issued by the Company announcing the pricing of the IPO and the consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and EarlyBirdCapital, Inc.

3.1	Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on January 29, 2018

4.1	Warrant Agreement, dated January 29, 2018, between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement, dated January 29, 2018, between Continental Stock Transfer & Trust Company and the Company

10.2	Stock Escrow Agreement, dated January 29, 2018, between the Company, MTech Sponsor LLC and Continental Stock Transfer & Trust Company

10.3	Registration Rights Agreement among the Company and MTech Sponsor LLC

10.4	Letter Agreement by and between the Company and MTech Sponsor LLC

10.5	Letter Agreement by and between the Company and its officers and directors

10.6	Administrative Services Agreement, dated January 29, 2018, between the Company and MTech Sponsor LLC

10.7	Business Combination Marketing Agreement, dated January 29, 2018, between the Company and EarlyBirdCapital, Inc.

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2018

MTECH ACQUISITION CORP.

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: Chief Executive Officer